Exhibit 15.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Zhangmen Education Inc. on Form S-8 (FILE NO. 333-258079) of our report dated April 28, 2023, with respect to our audits of the consolidated financial statements of Zhangmen Education Inc. as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, which report is included in this Annual Report on Form 20-F of Zhangmen Education Inc. for the year ended December 31, 2022.

Our report on the consolidated financial statements refers to our audit of the adjustments to the 2020 consolidated financial statements to retrospectively present discontinued operations as described in Note 1 and Note 3. However, we were not engaged to audit, review, or apply any procedure to the 2020 consolidated financial statements other than with respect to such adjustments.

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp

New York, New York

April 28, 2023

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com